Exhibit 3.18

LIMITED LIABILITY COMPANY AGREEMENT

OF

FOUNDRY NETWORKS, LLC

This Limited Liability Company Agreement (this “Agreement”) of Foundry Networks, LLC, a Delaware limited liability company (the “Company”), dated as of May 4, 2009, is entered into by Brocade Communications Systems, Inc., a Delaware corporation (“Parent”), who shall be the initial member of the Company.

WHEREAS, Foundry Networks, Inc. (the “Corporation”) was initially incorporated in the State of Delaware on May 22, 1996 under the name Perennium Networks, Inc.;

WHEREAS, the Corporation was acquired by Parent on December 18, 2008 pursuant that certain Agreement and Plan of Merger dated as of July 21, 2008, as amended by Amendment No. 1 thereto dated as of November 7, 2008 by and among Parent, the Corporation and Falcon Acquisition Sub., Inc., a wholly owned subsidiary of Parent (“Sub”) whereby Sub merged with and into the Corporation and the Corporation survived and became a wholly-owned subsidiary of Parent; and

WHEREAS, on May 4, 2009, in accordance with Section 266 of the Delaware General Corporation Law (the “DGCL”) and Section 18-214(h) of the Delaware Limited Liability Company Act (the “Act”), each of the Board of Directors of the Corporation and Parent as the sole stockholder of the Corporation approved the conversion of the Corporation into a limited liability company and this Agreement.

NOW, THEREFORE:

    1.        Name. The name of the Company is Foundry Networks, LLC.

    2.        Address. The address of the principal office of the Company is 1745 Technology Drive, San Jose, California 95110 or such other place as from time to time may be determined by the Members.

    3.        Purpose. The purpose of the Company shall be to engage in any lawful act or activity for which a limited liability company may be formed under the Act

    4.        Certificates. Tyler Wall, as an “authorized person” within the meaning of the Act, has executed, delivered and filed the Certificate of Formation of the Company with the Secretary of State of the State of Delaware (such filing being hereby approved and ratified in all respects). Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, his powers as an “authorized person” ceased, and the Member, each Director Manager and each officer thereupon became a designated “authorized person” and shall continue as a designated “authorized person” within the meaning of the Act. The Member, any Director Manager or any officer, as an authorized person within the meaning of the Act, shall execute, deliver and file, or cause the execution, delivery and filing of, all certificates (and any amendments and/or restatements thereof) required or permitted by the Act to be filed with the Secretary of State of the State of Delaware. The Member, any Director Manager or any officer shall execute, deliver and file, or cause the execution, delivery and filing of, any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any other jurisdiction in which the Company may wish to conduct business.

The term of the Company commenced on the date the Corporation was formed in accordance with Section 18-214(d) of the Act and, unless otherwise specified in a certificate of cancellation filed by the Member in respect of the Company pursuant to Section 18-203 of the Act, such term shall continue in perpetuity,

    5.        Initial Member. As of the date of this Agreement, the sole Member is Parent (the “Member”).

    6.        Ownership Interests. The Member shall have 1,000 “Membership Units” which represent all of the issued and outstanding Membership Units of the Company.

    7.        Capital Contributions. The Member shall have no obligation to make any contributions to the capital of the Company and shall make only such contributions as the Member shall from time to time determine in its sole and absolute discretion. The provisions of this Agreement, including this Section 7, are intended to benefit the Member and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor of the Company shall be a third-party beneficiary of this Agreement), and the Member shall not have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement

    8.        Board of Managers.

      (a)        Board of Managers. There is hereby established a Board of Managers of the Company which (subject to Section 9 of this Agreement) shall have and exercise full and exclusive power and discretion and final authority with respect to the management of the affairs of the Company for the accomplishment of its purposes (the “Board of Managers”). The initial Board of Managers shall consist of three (3) members (each, a “Director Manager”) who shall be the individuals set forth on Schedule A hereto. Each Director Manager shall be considered to be a “manager” of the Company within the meaning of the Act. The Member may determine at any time in its sole and absolute discretion the number of Director Managers to constitute the Board of Managers. The authorized number of Director Managers may be increased or decreased by the Member at any time in its sole and absolute discretion, upon notice to all Director Managers. All Director Managers shall be appointed by the Member. Each Director Manager elected, designated or appointed by the Member shall hold office until a successor is elected and qualified or until such Director Manager’s earlier death, resignation, expulsion or removal. Each Director Manager shall execute and deliver an instrument accepting such appointment and agreeing to be bound by all the terms and conditions of this Agreement. A Director Manager need not be a member of the Company.

      (b)        Powers. The Board of Managers shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise. The Board of Managers has the authority to bind the

Company. To the fullest extent permitted by applicable law, and this Agreement, the Board of Managers may delegate any of its powers to a committee appointed pursuant to Section 8(g) or to any officer, employee or agent of the Company. Notwithstanding the last sentence of Section 18-402 of the Act, except as provided in this Agreement or in a resolution of the Director Managers, a Director Manager may not bind the Company solely in his or her capacity as Director Manager, nor may a member bind the Company.

      (c)        Meeting of the Board of Managers. The Board of Managers may hold meetings, both regular and special, within or outside the State of Delaware. Regular and special meetings of the Board of Managers may be called by any Director Manager, the Chief Executive Officer, or the President on not less than one day’s notice to each Director Manager by telephone, facsimile, mail, telegram or any other means of communication at such time and at such place as shall from time to time be determined by the Board of Managers. Any Director Manager may waive notice to him or her of a meeting of the Board of Managers, in writing, before, at or after the meeting. The attendance of any Director Manager at a meeting of the Board of Managers shall constitute a waiver by such Director Manager of notice of such meeting, except where such Director Manager attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not properly called or convened.

      (d)        Quorum; Acts of the Board of Managers. At all meetings of the Board of Managers, a majority of the Director Managers then in office shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, the act of a majority of the Director Managers present at any meeting at which there is a quorum shall be the act of the Board of Managers. If a quorum shall not be present at any meeting of the Board of Managers, the Director Managers present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

      (e)        Electronic Communications. Members of the Board of Managers, or any committee designated by the Board of Managers, may participate in meetings of the Board of Managers, or any committee, by means of telephone conference or other communications equipment that allows all participants in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting. If all the participants are participating by telephone conference or other communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

      (f)        Action without a Meeting. Unless otherwise restricted by this Agreement, any action required or permitted to be taken at any meeting of the Board of Managers or of any committee thereof may be taken without a meeting, if all members of the Board of Managers or committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or transmission or transmissions are filed with the minutes of proceedings of the Board of Managers or committee.

      (g)        Committees.

          (i)        The Board of Managers may designate one or more committees, each committee to consist of one or more of the Director Managers. The Board of Managers may designate one or more Director Managers as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

          (ii)        Members of a committee shall hold office for such period as may be fixed by a resolution adopted by the Board of Managers. Any member of a committee may be removed from such committee only by the Board of Managers. Vacancies in the membership of any committee shall be filled by the Board of Managers.

          (iii)        Unless the Board of Managers shall otherwise provide, each committee may adopt its own rules of procedure and may meet at stated times or on such notice as such committee may determine. Each committee shall keep regular minutes of its meetings and report the same to the Board of Managers when required.

          (iv)        Unless otherwise determined by the Board of Managers, a majority of a committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of such committee present at a meeting at which a quorum is present shall be an act of such committee.

          (v)        To the extent provided in the resolution of the Board of Managers, any committee that consists solely of one or more Director Managers shall have and may exercise all the powers and authority of the Board of Managers in the management of the business and affairs of the Company. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Managers. In the absence or disqualification of a member of a committee composed solely of Director Managers, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board of Managers to act at the meeting in the place of any such absent or disqualified member.

      (h)        Removal and Resignation of Director Managers. Unless otherwise restricted by law, any Director Manager may be removed at any time by the Member. Any vacancy caused by any such removal may be filled by the Member. Any Director Manager may resign at any time either upon notice of resignation to the Member, the Chief Executive Officer, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time is not specified, upon receipt thereof, and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective.

    9.        Officers.

      (a)        The Board of Managers may, from time to time, appoint a Chairman of the Board of Managers, a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Chief Financial Officer, a Treasurer and a Controller of the Company and may appoint or employ such other officers, agents or employees as the Board of Managers may from time to time deem necessary or desirable. Each officer shall have such authority and perform such duties, in addition to those specified in this Agreement, as may be prescribed by the Board of Managers from time to time (including, if and to the extent so prescribed, the authority to bind, or otherwise to act on behalf of, the Company). Any person may hold at one time two or more offices.

      (b)        The Chairman of the Board of Managers, when present, shall preside at all meetings of the Board of Managers. The Chairman of the Board of Managers shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Managers shall designate from time to time. If there is no President, then the Chairman of the Board of Managers shall also serve as the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in paragraph (c) of this Section 9.

      (c)        The President shall preside at all meetings of the Board of Managers, unless the Chairman of the Board of Managers has been appointed and is present. Unless some other officer has been elected Chief Executive Officer of the Company and shall, subject to the control of the Board of Managers, have general supervision, direction and control of the business and officers of the Company. The President shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Managers shall designate from time to time.

      (d)        Each of the Vice Presidents shall have, subject to the control of the President and to the paramount control of the Board of Managers, such authority and perform such duties as may be prescribed from time to time by the Board of Managers or the President. Each Vice President may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. Each Vice President shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Managers or the President shall designate from time to time.

      (e)        The Chief Financial Officer shall keep or cause to be kept the books of account of the Company in a thorough and proper manner and shall render statements of the financial affairs of the Company in such form and as often as required by the Board of Managers or the President. The Chief Financial Officer, subject to the order of the Board of Managers, shall have the custody of all funds and securities of the Company. The Chief Financial Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Managers or the President shall designate from time to time. The President may direct the Treasurer or any Assistant Treasurer, or the Controller or any Assistant Controller to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer and each Controller and Assistant Controller shall perform other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Managers or the President shall designate from time to time.

      (f)        The Secretary, subject to the control of the Board of Managers, shall keep or cause to be kept the minutes of the meetings of the Members and the Board of Managers and shall give notice of such meetings. The Secretary shall give notice in conformity with this Agreement of all meetings of the members and of all meetings of the Board of Managers and any committee thereof requiring notice. The Secretary shall perform all other duties provided for in this Agreement and other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Managers shall designate from time to time. The President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Managers or the President shall designate from time to time.

      (g)        All officers of the Company shall be considered to be “managers” of the Company within the meaning of the Act, provided that their authority as such shall only be as described in this Section 9, and the actions of the officers taken in accordance with such authority shall bind the Company.

      (h)        All officers, agents and employees of the Company may be removed at any time, without cause, by the Board of Managers.

    10.      Limitation of Liability. Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither the Member nor any Director Manager shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member, Director Manager or manager of the Company.

    11.      Liability and Indemnification.

      (a)        Fiduciary Duties. A Director Manager of the Company shall not be personally liable to the Company or its Member for monetary damages for breach of fiduciary duty as a Director Manager.

      For purposes of this Section 11, “fiduciary duties” shall mean the fiduciary duties of directors of a corporation organized under the DGCL, as may be amended from time to time.

      (b)        Indemnification of Directors and Officers in Third Party Proceedings. Subject to the other provisions of this Section 11, the Company shall indemnify, to the fullest extent permitted by applicable law, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (other than an action by or in the right of the Company) by reason of the fact that such person is or was a member, Director Manager, manager or officer of the Company, or is or was a member, Director Manager, manager or officer of the Company serving at the request of the Company as a director, member, manager, officer, partner, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

      (c)        Indemnification of Director Managers and Officers in Actions by or in the Right of the Company. Subject to the other provisions of this Section 11, the Company shall indemnify, to the fullest extent permitted by applicable law, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a member, Director Manager, manager or officer of the Company, or is or was a member, Director Manager, manager or officer of the Company serving at the request of the Company as a director, member, manager, partner, officer, employee or agent of another corporation, limited Liability company, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      (d)        Successful Defense. To the extent that a present or former member, Director Manager, manager or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section 11(b) or Section 11(c), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

      (e)        Reliance.

     (i)        A present or former member, Director Manager, manager or officer of the Company shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Director Manager, officer, employee or advisor or by any other person as to matters the member, Director Manager, manager or officer reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

    (ii)        To the extent that, at law or in equity, a present or former member, Director Manager, manager or officer has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other present or former member, Director Manager, manager or officer, a present or former member, Director Manager, manager or officer acting under this Agreement shall not be liable to the Company or to any other present or former member, Director Manager, manager or officer who is bound by this Agreement for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other present or former member, Director Manager, manager or officer.

      (f)        Indemnification of Others. Subject to the other provisions of this Section 11, the Company shall have power to indemnify its employees and agents to the extent not prohibited by the Act or other applicable law. The Board of Managers shall have the power to delegate to another person or persons the determination of whether employees or agents shall be indemnified.

      (g)        Advanced Payment of Expenses. Expenses (including attorneys’ fees) incurred by an member. Director Manager, manager or officer of the Company in defending any Proceeding shall be paid by the Company in advance of the final disposition of such Proceeding upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses) and an undertaking by or on behalf of the person to repay such amounts if it shall ultimately be determined that the person is not entitled to be indemnified under this Section 11, the Act or other applicable law. Such expenses (including attorneys’ fees) incurred by former members, Director Managers, managers and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Company deems appropriate. The right to advancement of expenses shall not apply to any Proceeding for which indemnity is excluded pursuant to this Agreement, but shall apply to any Proceeding referenced in Section 11(h)(ii) or 11(h)(iii) prior to a determination that the person is not entitled to be indemnified by the Company.

Notwithstanding the foregoing, unless otherwise determined pursuant to Section 11(j), no advance shall be made by the Company to an officer of the Company (except by reason of the fact that such officer is or was a Director Manager of the Company, in which event this paragraph shall not apply) in any Proceeding if a determination is reasonably and promptly made (i) by a majority vote of the Director Managers who are not parties to such Proceeding, even though less than a quorum, or (ii) by a committee of such Director Managers designated by majority vote of such Director Managers, even though less than a quorum, or (iii) if there are no such Director Managers, or if such Director Managers so direct, by independent legal counsel in a written opinion, that facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.

      (h)        Limitation on Indemnification. Subject to the requirements in Section 11(d) and the Act, the Company shall not be obligated to indemnify any person pursuant to this Section 11 in connection with any Proceeding (or any part of any Proceeding):

      (i)      for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

     (ii)      for an accounting or disgorgement of profits pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

    (iii)      for any reimbursement of the Company by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the Company, as required in each case under the Securities Exchange Act of 1934, as amended (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);

        (iv)         initiated by such person, including any Proceeding (or any part of any Proceeding) initiated by such person against the Company or its members, Director Managers, managers, officers, employees, agents or other indemnitees, unless (a) the Board of Managers authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (b) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law, (c) otherwise required to be made under Section 11(i) or (d) otherwise required by applicable law; or

           (v)        if prohibited by applicable law.

      (i)        Determination: Claim. If a claim for indemnification or advancement of expenses under this Section 11 is not paid by the Company or on its behalf within 90 days after receipt by the Company of a written request therefor, the claimant shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses. To the extent not prohibited by law, the Company shall indemnify such person against all expenses actually and reasonably incurred by such person in connection with any action for indemnification or advancement of expenses from the Company under this Section 11, to the extent such person is successful in such action. In any such suit, the Company shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of expenses.

      (j)        Non-Exclusivity of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 11 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the any statute, certificate of incorporation, bylaw, agreement, vote of members or disinterested Director Managers or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The Company is specifically authorized to enter into individual contracts with any or all of its Director Managers, managers, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the Act or other applicable law.

      (k)        Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a member, Director Manager, manager, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, member, manager, partner, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of the Act.

    (1)         Survival. The rights to indemnification and advancement of expenses conferred by this Section 11 shall continue as to a person who has ceased to be a member, Director Manager, manager, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

    (m)        Effect of Repeal or Modification. Any amendment, alteration or repeal of this Section 11 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to such amendment, alteration or repeal.

    (n)         Prior Rights. This Section 11 shall not limit the rights to exculpation, indemnification and advancement of expenses, if any, in favor of directors, officers and/or employees, as the case may be, of the Company’s predecessor, the Corporation, as set forth in the certificate of incorporation or bylaws of the Corporation as in effect immediately prior to the Corporation’s conversion into the Company (the “Conversion”), which provisions, if any, shall remain in effect to the fullest extent permitted by law as obligations of the Company with respect to actions and omissions of such individuals prior to the Conversion.

    (o)         Certain Definitions. For purposes of this Section 11, references to:

“Company” shall include, in addition to the resulting limited liability company, any constituent corporation or enterprise (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its members, directors, managers, officers, employees or agents, so that any person who is or was a member, director, manager, officer, employee or agent of such constituent corporation or enterprise, or is or was serving at the request of such constituent corporation or enterprise as a member, director, manager, officer, employee or agent of another corporation or other enterprise, shall stand in the same position under the provisions of this Section 11 with respect to the resulting or surviving limited liability company as such person would have with respect to such constituent corporation or enterprise if its separate existence had continued;

“fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan;

“other enterprises” shall include employee benefit plans;

“serving at the request of the Company” shall include any service as a member, director, manager, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and

“not opposed to the best interests of the Company” shall include, among other things, a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan.

12.    Allocation of Profits and Losses; Distributions. All deductions, credits, income, gains, losses of the Company shall be allocated to Parent and all distributions will be made to Parent.

13.        Fiscal Year. The fiscal year of the Company shall be the fiscal year of Parent.

14.        Amendments. This Agreement may not be modified, amended or terminated, nor may any provision hereof be waived, except in a writing signed by Parent.

15.        Transfer; Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the respective heirs, executors, administrators, personal representatives, successors and assigns of the Members. The Member may transfer all or any portion of its interest in the Company in the Member’s sole and absolute discretion. In the event of any such transfer, this Agreement shall be amended to reflect the respective rights and obligations of the Member and the transferee or transferees. No person shall be admitted to the Company as an additional member without the written consent of the Member, which consent may be withheld in the Member’s sole and absolute discretion.

16.        Governing Law. The interpretation and enforceability of this Agreement and the rights and liabilities of the Member as such shall be governed by the laws of the State of Delaware as such laws are applied in connection with limited liability company operating agreements entered into and wholly performed upon in Delaware by residents of Delaware.

17.        Enforceability. In the event any provision of this Agreement is determined to be invalid or unenforceable, such provision shall be deemed severed from the remainder of this Agreement and replaced with a valid and enforceable provision as similar in intent as reasonably possible to the provision so severed, and shall not cause the invalidity or unenforceability of the remainder of this Agreement.

18.        Headings. The headings of the sections of this Agreement are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any provision hereof.

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IN WITNESS WHEREOF, the undersigned, being the sole Member of the Company, has duly executed this Agreement as of the 4 day of May, 2009.

BROCADE COMMUNICATIONS SYSTEMS, INC.

By:	/s/ Richard Deranleau
	[Name]	Richard Deranleau
	[Title]	VP Finance & CFO

ANNEX A

INITIAL DIRECTOR MANAGERS

Michael Klayko

Richard Deranleau

Tyler Wall